UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2026

REPLIMUNE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38596	82-2082553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Unicorn Park Drive

Suite 303

Woburn, MA 01801

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 222-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	REPL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 30, 2026, Replimune Group, Inc. (the “Company”) issued a press release announcing that the U.S. Food and Drug Administration's Cellular, Tissue, and Gene Therapies Advisory Committee (the “Advisory Committee”) met to discuss the Company’s Biologics License Application (“BLA”) resubmission for RP1 (vusolimogene oderparepvec) in combination with nivolumab for the treatment of advanced melanoma. The Advisory Commitee voted 10 to 3 that the efficacy results from the IGNYTE study are evaluable and clinically meaningful. A copy of the press release announcing the results of the meeting is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	News Release dated July 30, 2026
104	Cover page interactive data file (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIMUNE GROUP, INC.

Date: July 30, 2026	By:	/s/ Sushil Patel
Sushil Patel
Chief Executive Officer